Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of June 9, 2023, among CREDIT SUISSE (USA), INC. (formerly CREDIT SUISSE FIRST BOSTON (USA), INC.), a Delaware corporation (“CS USA”), CREDIT SUISSE GROUP AG, a corporation (Aktiengesellschaft) organized under the laws of Switzerland (“CSG”), UBS GROUP AG, a corporation (Aktiengesellschaft) organized under the laws of Switzerland ( “UBS”), CREDIT SUISSE AG, a corporation (Aktiengesellschaft) organized under the laws of Switzerland (the “Bank Guarantor”) and THE BANK OF NEW YORK MELLON (formerly THE BANK OF NEW YORK), as trustee under the Indenture referred to herein (the “Trustee”).

RECITALS

WHEREAS, CS USA has previously issued $742,344,000 aggregate principal amount of 7 1/8% Notes due July 15, 2032 (the “Securities”) under a senior indenture, dated as of June 1, 2001, between CS USA and the Trustee, as amended by the First Supplemental Indenture, dated as of March 26, 2007, among CS USA, CSG, the Bank Guarantor and the Trustee (as heretofore amended and supplemented, the “Indenture”);

WHEREAS, pursuant to the merger agreement between UBS and CSG, dated as of March 19, 2023, as amended on April 6, 2023 and on May 22, 2023, CSG and UBS will merge, with UBS being the absorbing company which shall continue to operate, and CSG being the absorbed company which shall cease to exist (the “Merger”);

WHEREAS, effective upon registration of the Merger with the Commercial Register of the Canton of Zurich in Switzerland (such date of registration, the “Effective Date”), CSG will be dissolved and its assets, liabilities and contracts (including its obligations under the CSG Guarantee (as defined below) and the Indenture) transferred to, and absorbed and taken over by, UBS by operation of Swiss law (Universalsukzession);

WHEREAS, pursuant to Section 5.03 of the Indenture, UBS desires to assume all of the obligations of CSG on the Guarantee by CSG of the Securities (the “CSG Guarantee”) and under the Indenture on the terms and conditions set forth in the Indenture and herein with effect as of the Effective Date;

WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid and binding instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

WHEREAS, Section 9.01(b) of the Indenture provides that, without the consent of the Holders, CS USA, CSG, the Bank Guarantor and the Trustee may enter into a supplemental indenture to amend or supplement any of the provisions of the Indenture to comply with Article 5 of the Indenture;

WHEREAS, Section 9.01(h) of the Indenture provides that, without the consent of the Holders, CS USA, CSG, the Bank Guarantor and the Trustee may enter into a supplemental indenture to amend or supplement any of the provisions of the Indenture to make any change that does not materially and adversely affect the rights of any Holder; and

WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, CS USA, the Bank Guarantor, UBS, CSG and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders as follows:

1.                  CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                  AGREEMENT TO ASSUME OBLIGATIONS. Pursuant to and in accordance with Section 5.03 of the Indenture and by operation of Swiss law, and with effect as of the Effective Date, UBS shall succeed to, and be substituted for, and may exercise every right and power of, CSG under the CSG Guarantee with the same effect as if UBS had been named as the “Group Guarantor” under the Indenture, the CSG Guarantee and the Securities. As of the Effective Date, UBS hereby (i) assumes all of CSG’s obligations under the CSG Guarantee and the Indenture on the terms and subject to the conditions set forth in this Second Supplemental Indenture and in the Indenture and (ii) undertakes in favor of each Holder to be bound by the terms and conditions of the CSG Guarantee and the provisions of the Indenture with the same effect as if UBS had been named as the “Group Guarantor” under the Indenture, the CSG Guarantee and the Securities. For the avoidance of doubt, any references in the Indenture to CS USA as the “Company” under the Indenture, the Bank Guarantee and the Securities and the Bank Guarantor as the “Bank Guarantor” under the Indenture, the Bank Guarantee and the Securities remain unchanged.

3.                  OPINION OF COUNSEL.

(a)                Section 5.01 (a) of the Indenture is hereby amended and restated in its entirety as follows:

either (x) the Company shall be the continuing Person or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(b)               Section 5.03 (a) of the Indenture is hereby amended and restated in its entirety as follows:

either (x) such Guarantor shall be the continuing Person or (y) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or that acquired or leased such property and assets of such Guarantor shall expressly assume, by a supplemental indenture, executed and delivered to the Company and to the Trustee, all of the obligations of such Guarantor on the relevant Guarantee and under this Indenture and such Guarantor shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger, sale, conveyance, transfer, lease or other disposition and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture constitutes the valid and binding obligation of such Guarantor or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

(c)                Section 9.05 of the Indenture is hereby amended and restated in its entirety as follows:

TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

4.                  GOVERNING LAW; JURISDICTION AND SERVICE OF PROCESS; SOVEREIGN IMMUNITY.

(a)                The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Second Supplemental Indenture.

(b)               Each of CSG, UBS and the Bank Guarantor agrees that any suit, action or proceeding against it arising out of or based upon the Indenture, this Second Supplemental Indenture, the Securities or the Guarantees may be instituted in any state or federal court in the Borough of Manhattan, The City of New York (each, a “Proceeding”), and waives any objection that it may now or hereafter have to the laying of venue of any such Proceeding and any claim of inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such Proceeding. UBS has appointed UBS AG, New York Branch, at 1285 Avenue of the Americas, New York, NY 10019, as its authorized agent (the “UBS Authorized Agent”) upon whom process may be served in any Proceeding, and it expressly accepts the non-exclusive jurisdiction of such courts in respect of any such Proceeding. Each of the Bank Guarantor and, until the Effective Date, CSG, has appointed CS USA, at 11 Madison Avenue, New York, New York 10010, as its authorized agent (the “CS Authorized Agent” and, together with the UBS Authorized Agent, the “Authorized Agents” and each, an “Authorized Agent”) upon whom process may be served in any Proceeding, and it expressly accepts the non-exclusive jurisdiction of such courts in respect of any such Proceeding. Each of CSG, UBS and the Bank Guarantor hereby represents and warrants that its respective Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, such appointment to be irrevocable until the appointment of a successor Authorized Agent in The City of New York for such purpose and such successor’s acceptance of such appointment shall have occurred. If at any time any Authorized Agent no longer has an office in the Borough of Manhattan, The City of New York, upon whom process may be served in any Proceeding, each of CSG, UBS or the Bank Guarantor, as applicable, will immediately appoint an Authorized Agent upon whom such process may be served. Until the Indenture and this Second Supplemental Indenture are terminated or, with respect to CSG only, until the Effective Date, each of CSG, UBS and the Bank Guarantor shall maintain an Authorized Agent in The City of New York, and each of CSG, UBS and the Bank Guarantor agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon CSG, UBS or the Bank Guarantor, as applicable.

(c)                To the extent that each of CS USA, the Bank Guarantor, UBS and CSG is or may become entitled to claim for itself any immunity from jurisdiction (sovereign or otherwise) and to the extent that in any jurisdiction there may be attributed to CS USA, the Bank Guarantor, UBS or CSG, as applicable, such an immunity (whether or not claimed), each of CS USA, the Bank Guarantor, UBS and CSG hereby irrevocably waives and agrees not to claim any immunity from suit, jurisdiction, execution of a judgment, or attachment or set-off in aid of execution of a judgment, to which it or its property might otherwise be entitled in any Proceeding, or any suit, action or proceeding against it arising out of or based upon the Indenture, this Second Supplemental Indenture, the Securities or the Guarantees which may be instituted in any competent court in Switzerland, but only to the extent necessary for enforcement of the obligations of CS USA, the Bank Guarantor, UBS or CSG hereunder, as applicable. The agreements and waiver contained in this Section 3 are intended to be effective upon the execution of this Second Supplemental Indenture without any further act by CS USA, the Bank Guarantor, UBS or CSG before any such court and introduction of a true copy of this Second Supplemental Indenture into evidence shall be conclusive and final evidence of such waiver.

(d)               Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Second Supplemental Indenture brought before the foregoing courts on the basis of forum non-conveniens.

5.                  TRUST INDENTURE ACT OF 1939. This Second Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

6.                  COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Second Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Second Supplemental Indenture or any document to be signed in connection with this Second Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

7.                  EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                  THE TRUSTEE. The recitals contained herein shall be taken as statements of CS USA, the Bank Guarantor, UBS and CSG and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents makes any representation as to the validity, sufficiency or adequacy of this Second Supplemental Indenture.

9.                  PARTIES. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

10.              Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

11.              Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

12.              NOTICES. Section 10.02 of the Indenture is hereby amended by replacing the first paragraph thereof, the references to addresses and the subparagraph immediately thereafter with the following:

Any notice or communication shall be sufficiently given if written and (a) if delivered in person, when received or (b) if mailed by first class mail, 5 days after mailing, or (c) as among CS USA, CSG, UBS, the Bank Guarantor and the Trustee if sent by facsimile or electronic transmission, when transmission is confirmed, in each case addressed as follows:

If to CS USA:

Credit Suisse (USA), Inc.

Eleven Madison Avenue

New York, New York 10010

Facsimile No: (212) 325-8227

Attention: Corporate Treasury Department

If to CSG:

Credit Suisse Group AG

Paradeplatz 8

8001 Zurich, Switzerland

Attention: Legal Counsel

Telephone No.: +41 44 333 1111

If to UBS:

UBS Group AG

Bahnhofstrasse 45

8001 Zurich, Switzerland

Email: OL-GT-Funding@ubs.com

Attention: Group Treasury

If to the Bank Guarantor:

Credit Suisse AG

Paradeplatz 8,

8001 Zurich, Switzerland

Attention: Legal Counsel

Telephone No.: +41 44 333 1111

If to the Trustee:

The Bank of New York Mellon

240 Greenwich Street, Floor 7E

New York, New York 10286

Facsimile No.: (212) 815-5704

CS USA, CSG, UBS, the Bank Guarantor or the Trustee by written notice to the other parties hereto may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CREDIT SUISSE (USA), INC.,

as the Company under the Indenture,

By:	/s/ Elizabeth Lynch
Name: Elizabeth Lynch
Title: Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CREDIT SUISSE GROUP AG,

as the existing Group Guarantor under the Indenture,

By:	/s/ Christopher Chadie
Name: Christopher Chadie
Title: Authorized Person

By:	/s/ Noah Lee
Name: Noah Lee
Title: Authorized Person

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CREDIT SUISSE AG,

as the Bank Guarantor under the Indenture,

By:	/s/ Christopher Chadie
Name: Christopher Chadie
Title: Authorized Person

By:	/s/ Noah Lee
Name: Noah Lee
Title: Authorized Person

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

UBS GROUP AG,

as the successor Group Guarantor under the Indenture,

By:	/s/ Danial Taylor
Name: Daniel Taylor
Title: Authorized Person

By:	/s/ Dean Robson
Name: Dean Robson
Title: Authorized Person

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

THE BANK OF NEW YORK MELLON,

as the Trustee

By:	/s/ Janet Lee
Name: Janet Lee
Title: Vice President